SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-WICOR INC

                    GABELLI INTERNATIONAL LTD
                                 4/14/00           10,000            31.3125
                    GAMCO INVESTORS, INC.
                                 4/14/00           63,000            31.3125
                                 4/11/00           15,800            31.2500
                                 4/10/00           19,200            31.1250
                                 4/03/00            5,000-           31.0625
                                 3/31/00              800            31.1250
                                 3/30/00            1,000-           30.8125
                                 3/29/00              500            31.0000
                                 3/29/00           12,150            30.9375
                                 3/28/00            1,350            30.9375
                                 3/28/00            8,500            30.8125
                                 3/27/00            3,000            31.0000
                                 3/27/00            1,500            30.9375
                    GABELLI ASSOCIATES LTD
                                 4/14/00           50,000            31.3438
                                 4/13/00           20,000            31.3125
                                 4/12/00            5,000            31.3125
                                 4/11/00            5,500            31.1713
                                 4/10/00            5,000            31.1875
                                 3/30/00              400            30.8750
                                 3/28/00           25,000            30.8688
                    GABELLI ASSOCIATES FUND
                                 4/13/00           20,000            31.9375
                                 4/12/00            5,000            31.3125
                                 4/11/00            8,000            31.1713
                                 4/10/00            5,000            31.1875
                                 3/28/00           25,000            30.8688
          GABELLI FUNDS, LLC.
                         GABELLI MATHERS FUND
                                 3/23/00            1,300            30.8625
                         GABELLI UTILITY TRUST    D
                                 4/14/00           65,000            31.3625
                         GABELLI GLOBAL TELECOMMUNICATIONS FUND

                                 4/14/00           27,000            31.3625
                                 3/24/00           23,000            30.8000
                         GABELLI CONVERTIBLE SECURITIES FUND

                                 4/14/00           50,000            31.3625











                                                SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-WICOR INC

                         GABELLI CONVERTIBLE FUND
                                 4/12/00           50,000            31.3625
                         GABELLI ABC FUND
                                 4/14/00          140,000            31.3625





















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.